PDL

Jefferies 2017 Global Healthcare Conference

June 9, 2017

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investments in Noden Pharma DAC and LENSAR;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL at a Glance

PDL BioPharma seeks to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries.

CURRENT EQUITY INVESTMENTS:

- Noden Pharma DAC, an Irish domiciled specialty pharma company.
  - PDL currently has 98.8% ownership.
  - Tekturna® and Tekturna HCT® in US and Rasilez® and Rasilez HCT® in the rest of world.
- LENSAR, a U.S. based leader in next generation femtosecond cataract laser surgery
  - Wholly owned subsidiary of PDL beginning May 11, 2017.

CURRENT HEALTHCARE ROYALTY & DEBT DEALS[1]:

- Completed deals with average annualized internal rate of return of 18.2% and total cash returned of $369 million.
- Current income generating debt deals representing deployed and committed capital of $170 and $190 million, respectively: kaléo, and CareView.
- Current royalty transactions representing deployed and committed capital of $396 million: Depomed, VB, University of Michigan, Kybella and AcelRx.

[1] Direct Flow Medical is not included because monetization is on-going.

PDL

PDL Future: Focus on Growth Opportunities

Specialty Pharma

- Diversification via acquisition of additional specialty pharma products and companies with a focus on under commercialized products.
- Noden expands, commercializing products in U.S and in key markets in the rest of world.
- Use proceeds from completed royalty and debt deals to fund new product acquisitions.

Royalty & Debt Deals

- Fewer investments in royalty transactions and still fewer debt transactions.
- Potential monetization of current portfolio to fund product acquisitions

Key Information and Facts

Ticker	PDLI (NASDAQ)
Location	Incline Village, Nevada
Share Price	$2.45
Book Value	$4.63 per share
Current Deployed on Royalty Investments	$396 million
Current Deployed on Debt Investments	$220 million
Current Deployed on Equity Investments	$107 million
Cash Deployed on Concluded Transactions	$294 million
Avg. Return on Concluded Transactions[1]	18.2%
NOLs[2]	>$130 million
March 31, 2017 Cash Position[3]	$409 million

>$1 Billion Deployed

1. Does not include Direct Flow Medical because monetization is ongoing
2. Estimated Net Operating Losses from Lensar.
3. Includes $75 million CD restricted until July 2017.

PDL

Building Value Through Investments

**PDL's book value has increased 18 fold in the past 3 ½ years.
Total Assets currently exceed $1.2 billion.**



PDL's Book Value Per Share
$5.00
$4.75
$4.50
$4.25
$4.00
$3.75
$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
Sep-13
Nov-13
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
May-16
Jul-16
Sep-16
Nov-16
Jan-17
Mar-17

Does not include asset value of royalties from Queen et al patents.

PDL

Experienced Leadership

Management

John McLaughlin
President & CEO

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Danny Hart
VP, Business Development

Steffen Pietzke
VP, Finance & Chief Accounting Officer

Nathan Kryszak
Deputy General Counsel & Assistant Secretary

Board of Directors

Paul Edick

David Gryska

Jody Lindell

John McLaughlin

Samuel Saks, M.D.

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Leadership Team with a Track Record of Success

PDL

PDL

NODEN PHARMA

Noden Current Product Portfolio

Product	Therapeutic & Geographic Area
Tekturna® (aliskiren) tablets 150 mg-300 mg; Tekturna HCT® (aliskiren and hydrochlorothiazide) tablets 150 mg/12.5 mg • 150 mg/25 mg • 300 mg/12.5 mg • 300 mg/25 mg	Hypertension - U.S.
RASILEZ 300mg od RASILEZ 150mg od Rasilez HCT 300 mg/25 mg	Hypertension - Rest of World



Tekturna Products in Noden

United States

- **Tekturna® - aliskiren is a direct renin inhibitor for the treatment of hypertension that reduces plasma renin by inhibiting the conversion of angiotensinogen to angiotensin I.**
  - Not for use with ACEs or ARBs in patients with diabetes or renal impairment and pregnant women.
  - Approved in U.S. in 2007.
- **Tekturna HCT® - combination of aliskiren and hydrochlorothiazide, a thiazide diuretic, for the treatment of hypertension in patients not adequately controlled by monotherapy and as initial therapy in patients likely to need multiple drugs to achieve their blood pressure goals.**
  - Not for use: (1) with ACEs and ARBs in patients with diabetes or renal impairment; (2) in patients with known anuria or hypersensitivity to sulfonamide derived drugs; and (3) in pregnant women.
  - Approved in U.S. in 2009.

Ex-U.S.

- **Rasilez® - trade name for Tekturna outside the U.S.**
  - Approved in EU in 2007.
- **Rasilez® HCT - trade name for Tekturna HCT outside the U.S.**
  - Approved in EU in 2009.

PDL

Tekturna Market: Hypertension

- Chronic condition with serious long-term cardiovascular implications which affects about 29% of the U.S. adult population.
  - *78 million in U.S. alone.*
- Majority of hypertension diagnosis and management occurs in primary care setting (PCP) with rare referrals when there are severe co-morbidities or suspected secondary causes.
- ACEs (angiotensin converting enzyme) and ARBs (angiotensin receptor blocker) are typically first and second line therapies.
- Tekturna is deemed to be an alternative to ACEs and ARBs, especially in ACE/ARB intolerant patients.
  - ~12% are intolerant of both ACEs and ARBs = *9.3 million in U.S. alone.*

PDL

Tekturna Products Labeling

For full prescribing information for Tekturna and Tekturna HCT, please visit: www.tekturna.com.

Tekturna®
(aliskiren) tablets 150 mg-300 mg

Tekturna HCT.
(aliskiren and hydrochlorothiazide) tablets
150 mg/12.5 mg • 150 mg/25 mg • 300 mg/12.5 mg • 300 mg/25 mg

Tekturna: Safety Profile

- Safety data in more than 6,460 patients, including 1,740 treated for longer than 6 months and more than 1,250 treated for longer than 1 year.
- Discontinuation of therapy due to clinical adverse event occurred in 2.2% of Tekturna treated patients compared to 3.5% of placebo treated patients.
- Cough: rates of cough in Tekturna treated patients were about one-third to one-half of the rates in ACEs arms in active-controlled trials.
- Seizures: single episodes of tonic-clonic seizures with loss of consciousness reported in two Tekturna treated patients.

Data from Clinical Trials

Tekturna: Safety Profile

Placebo-Controlled Trials		
Adverse Event	Tekturna (%)	Placebo (%)
Edema	0.4	0.5
Diarrhea	2.3	1.2
Cough	1.1	0.6
Rash	1.0	0.3
Elevated Uric Acid	0.4	0.1
Gout	0.2	0.1
Renal Stones	0.2	0.0

Selected AE's in Patients with Type 2 Diabetes and Chronic Kidney Disease, CV Disease, or Both				
Adverse Event	Tekturna (n=4272)		Placebo (n=4285)	
	SAEs	AEs	SAEs	AEs
Renal Impairment	5.7	14.5	4.3	12.4
Hypotension	2.3	19.9	1.9	16.3
Hyperkalemia	1.0	38.9	0.5	28.2

Tekturna is contraindicated for use with ACEs and ARBs in patients with diabetes or renal impairment

PDL

Tekturna: Market Research

- **Novartis**
  - No active sales or marketing efforts with respect to Tekturna products for last 4 years.
- **Market Research**
  - 21 in-depth qualitative interviews with PCPs, cardiologists, hypertension specialists, and payers.
  - 209 participated in quantitative survey of PCPs, cardiologists and hypertension specialists.
- **Key Findings**
  - Most physicians believe Tekturna can be a useful drug for hypertension management for those who cannot tolerate ACEs and ARBs.
  - Both qualitative and quantitative findings indicate that physicians appear to be open to prescribing more Tekturna and Tekturna HCT for their hypertension patients.
  - Reviewing a detailed product profile for Tekturna in the qualitative survey increased physician estimates for the future use.
  - Such promotional efforts could increase the number of Tekturna treated patients.

PDL

Noden Pharma Entities

- **Noden DAC**
  - Domiciled in Ireland.
  - Expected to be a tax efficient structure.
  - Responsible for development and commercialization activities worldwide.
  - Responsible for bulk tablet manufacture worldwide and fill-and-finish ex-US.
- **Noden USA**
  - Domiciled in Delaware.
  - Responsible for commercialization in US.
  - Responsible for fill-and-finish in US.
- **PDL**
  - As of March 31, 2017, 98.8% ownership of Noden.
  - Noden financials consolidated with PDL financials.

Product Transition from Novartis

Commercialization

- **US**
  - Novartis initially distributed product and Noden receiving a transfer of profit.
  - Noden USA assumed commercialization responsibilities on October 5, 2016.
  - Noden USA fielded a dedicated contract sales force of ~40 reps and 4 district managers in late February 2017 – this is the first promotional effort in 4 years.
- **Ex-US**
  - Novartis distributing until transfer of marketing authorizations (projected 4Q17) and Noden DAC receiving a transfer of profit.
  - Noden DAC will assume commercialization responsibilities after marketing authorization transfers.
  - Focus on most of EU, Canada and Switzerland with either deregistration or licensing or distributor in other potentially important territories, such as China, and Japan.

Manufacturing

- Novartis to supply API while Noden DAC seeks third party manufacturer but no later than November 2020.
- Novartis to supply tableted product and finished product while Noden DAC seeks third party manufacturer but no later than June 2019 except for US where Noden USA has already assumed packaging and labeling responsibilities.

Tekturna & Tekturna HCT

2017 U.S. Gross Monthly Revenue



$ in millions
$7.600
$7.400
$7.200
$7.000
$6.800
$6.600
$6.400
$6.200
$6.000
$5.800
$6.442
$7.193
$6.943
$6.565
$7.425
Jan-17
Feb-17
Mar-17
Apr-17
May-17

Noden Team

- **Interim CEO**
  - Alan Markey
    - Previously Managing Director of Baxter Healthcare Limited (Ireland), Assistant VP for Enbrel - EU.
- **Head of Sales and Marketing US**
  - Michael McCann
    - Previously head of US Cardiovascular at Sanofi Genzyme, VP of Global Strategic Marketing for Cardiovascular.
- **Head of Manufacturing/Logistics**
  - Maria Sanchez
    - Previously Global Product Supply New Product Development Project Lead at Bayer.
- **Head of Regulatory Affairs and Pharmacovigilance**
  - Ronan Donelan
    - Previously Global Head of Regulatory Science at Quintiles with over 30 years of experience.

PDL

Novartis/Tekturna Deal

- **Total Tekturna Potential Purchase Price**
  - Up to $334 million.
- **Closing Payments**
  - $110 million paid to Novartis in July 2016.
- **First Anniversary**
  - $89 million due to Novartis in July 2017.
- **Milestones**
  - Up to $95 million based on sales levels and generic competition.
- **Financing**
  - Combination of equity and debt financing.
    - PDL to make additional equity investment of $32 million in July 2017.
    - Will also provide intercompany loans to Noden as needed.

PDL

Tekturna Intellectual Property

Tekturna is protected by multiple patents covering composition of matter, pharmaceutical formulation and methods of manufacture.

- **United States**
  - Composition of matter protection to 2018 for Tekturna; listed in the Orange Book; possible extension for 6 months with successful completion of pediatric testing requirements.
  - Composition of matter protection until 2022 for Tekturna HCT.
  - Formulation protection until 2026 for Tekturna; listed in the Orange Book.
  - Formulation protection until 2028 for Tekturna HCT; listed in the Orange Book.
  - Methods of manufacture protection until at least 2021.
  - Paragraph IV filings in 2013 are directed to the formulation patents in the Orange Book.
  - Paragraph IV filing in April 2017 by Anchen regarding Tekturna directed to the formulation patent expiring in 2026.
- **Europe and ROW**
  - Composition of matter protection until 2020 in Europe.
  - Formulation protection until 2025 for Tekturna and 2027 for Tekturna HCT, where granted.
  - Method of manufacture protection at least until 2021 where granted.
- **Know-How**
  - Noden also acquired Novartis' Know-How related to Tekturna, including that which is necessary for the manufacture of the products.

PDL

PDL

Business Updates

LENSAR - a wholly owned subsidiary of PDL

- **On May 11, LENSAR and PDL announced the financial restructuring of LENSAR**
  - LENSAR is now a wholly owned subsidiary of PDL
  - Most of LENSAR outstanding debt owed to PDL was converted to equity
  - PDL will consolidate LENSAR's financial statements effective with Q2 2017 publicly reported financials
  - LENSAR has an estimated $130 million in net operating loss carryforwards.
  - CEO: Nicholas Curtis; COO: Alan Connaughton
  - Under PDL ownership, LENSAR is well positioned for future growth in the femtosecond laser assisted refractive surgery sector.

LENSAR
CATARACT LASER WITH AUGMENTED REALITY

- LENSAR, Inc. is a leading global developer and manufacturer of Femtosecond Cataract Lasers (FLS) in the growing cataract surgery market.
- Cataract surgery is the highest volume surgical procedure globally.
  - *Market penetration of FLS approx. 7% of total procedures in U.S. while < 2% OUS.*
  - *FLS expected to grow approximately 15% in procedures annually through 2021.*
- LENSAR's proprietary Laser System leads the market in innovation with Streamline III.
- LENSAR has captured approximately 10% of the global procedures.
- Over $170 million invested in development and commercial launch
- 64 employees primarily in LENSAR's Orlando, FL headquarters.



LENSAR

PDL

LENSAR Highlights

Large and Growing Market

- Cataract surgery is the highest volume surgical procedure performed worldwide with over 24.9 million surgeries estimated to be performed in 2016.
- Integration of preoperative diagnostics into the cataract refractive suite driving the potential growth of procedures by delivering better patient outcomes.
- Existing treatments provide sub-optimal solution for astigmatism which affect 60-70% of patients with preexisting condition and 100% of cataract surgery patients.

Leading Technology Platform

- Widely recognized as the technology innovator with > $170MM invested.
- Broad and deep intellectual property portfolio with over 35 U.S. patents and over 60 pending.
- Augmented Reality system provides unique 3D image guided custom treatments.

Compelling Business Model

- Recurring revenue business model with global KOL support.
- Provides strong value proposition for customers as only true independent platform compatible with all ultrasound/IOL manufacturers.
- Over 170 systems in place with approximately 90,000 cataract procedures performed to date.

Positioned For Growth

- LENSAR has approximately 10% of the global market of procedures performed with limited financial sales and marketing resources
- Positioned for large international markets: India launched Q115; China launched Q116.
- Growth opportunity in Europe by replacing early distribution partner.

Keytruda Patent Litigation Settlement

- On April 21, 2017, the Company entered into a settlement agreement with Merck to resolve the patent infringement lawsuit between the parties.
- PDL granted Merck a fully paid-up, royalty-free, non-exclusive license to certain of the Company's Queen et al. patent rights for use in connection with Keytruda as well as a covenant not to sue Merck for any royalties regarding Keytruda.
- Parties dismissed all claims in the relevant legal proceedings.
- Merck paid the Company a one-time, lump-sum payment of $19.5 million.
- Payment to be recognized as license revenue in Q2 2017.

PDL Share Repurchase Program

- In March 2017 PDL's board authorized the repurchase of PDL common stock having an aggregate value of up to $30 million through March 2018.
- Stock repurchase program represents an appropriate use of the company's cash and will create shareholder value while maintaining sufficient flexibility for strategic investments going forward.
- Total repurchased under this program through April 30, 2017 was approximately 7.6 million shares at an average price of $2.16 per share for a total of $16.4 million.
- All shares repurchased are retired and restored to authorized but unissued shares of common stock.
- After repurchases, as of April 30, 2017, PDL total shares outstanding are 159.5 million shares.

PDL

PDL

Investments Overview

16 Royalty & Debt Investments

10 Current Deals

Deal Type	Company	Amount	Date	Note
Royalty Acquisition	kybella	$9,500,000	July 2016	
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000	September 2015	
Senior Secured Financing	CareView Communications	$40,000,000	June 2015	
Royalty Acquisition	University of Michigan	$65,600,000	November 2014	
Royalty Acquisition	VB Viscogliosi Bros., LLC	$15,500,000	June 2014	
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014	
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012	
Royalty Acquisition	Depomed	$240,500,000	October 2013	
Senior Secured Financing	LENSAR	$60,000,000	October 2013	Converted to equity in Q2 2017
Senior Secured Financing	Direct Flow Medical, Inc.	$60,000,000	November 2013	Written down to $10 million in Q4 2016

6 Concluded Deals

Deal Type	Company	Amount	Date
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012
Royalty Transaction/ Senior Secured Financing	Avinger	$40,000,000	April 2013
Royalty Acquisition	ARIAD	Up to $140,000,000	July 2015

PDL

Royalty Acquisitions – $496MM Invested

Product	Licensee	Counterparty	Royalties Until (1)	Investment	Cash Received to date (2)
Glumetza metformin HCl	Depomed	Valeant Pharmaceuticals International, Inc.	indefinite		
Janumet XR (sitagliptin and metformin HCl extended-release)	Depomed	Merck Be well	6/2018		
Jentadueto XR (linagliptin/metformin HCl extended-release) tablets	Depomed	Boehringer Ingelheim / Lilly	5/2026	$240.5M	$221.5M
Invokamet XR canagliflozin/metformin HCl extended-release tablets	Depomed	Janssen	9/2023		
Synjardy XR (empagliflozin/metformin HCl) tablets	Depomed	Boehringer Ingelheim / Lilly	12/2026		
Iclusig (ponatinib) tablets 45 mg, 15 mg	Ariad	Ariad	Payoff	$100.0M	$120.0M (3)
Cerdelga (eliglustat) capsules	University of Michigan	Sanofi Genzyme	4/2022	$65.6M	$5.4M
Zalviso Sufentanil Self-Managed Delivery System	AcelRx Pharmaceuticals, Inc.	Grunenthal	1/2032 or 3X investment	$65.0M	<$0.1M
coflex	VB Viscogliosi Bros., LLC	Paradigm Spine	Until $36.7MM	$15.5M	$3.8M
kybella	Inventor	Allergan	2/2025	$9.5M	<$0.1M

(1) Expected dates based upon current agreements and patent expiry estimates.
(2) As of 03/31/17
(3) Paid off on 03/30/17

PDL

Concluded Investment Track Record

Investments of $294 million on concluded transactions have yielded cash returns of $369 million or 18.2% in annualized returns.

Deal	Transaction Date	Transaction Maturity Date	Total Committed	Amount Invested	Cash Received by PDL	1x Cash Return (Years)	Cash Return (Money Multiple)	Pre-Taxed IRR %
Merus Labs	Jul-2012	Sep-2013	$ 55.0	$ 54.6	$ 60.2	1.2	1.1	15.1%
AxoGen [1]	Oct-2012	Nov-2014	20.8	26.4	40.0	2.2	1.5	24.0%
Durata [3]	Oct-2013	Nov-2014	70.0	40.0	46.4	1.0	1.2	20.5%
Avinger [2]	Apr-2013	Sep-2015	20.0	19.9	29.8	2.4	1.5	19.3%
Paradigm Spine	Feb-2014	Aug-2016	75.0	53.4	72.6	2.5	1.4	15.5%
ARIAD	Jul-2015	Mar-2017	140.0	100.0	120.0	1.7	1.2	17.5%
Total			**$ 380.8**	**$ 294.3**	**$ 369.0**	**1.7**	**1.3**	**18.2%**

1. Includes equity transactions
2. Includes actual/forecasted cash flows from royalty portion of transaction
3. Total excludes Direct Flow Medical which is being monetized.

PDL

PDL

Financials

First Quarter 2017 Financials

(In thousands, except per share amounts) (unaudited)	Three Months Ended March 31, 2017	2016
Royalties from Queen et al. patents	$ 14,156	$ 121,455
Royalty rights - change in fair value	13,146	(27,102)
Interest revenue	5,457	8,964
Product revenue, net	12,581	-
License and other	100	(193)
Total revenues	45,440	103,124
Cost of product revenue	2,552	-
Amortization of intangible assets	6,015	-
General and administrative expenses	12,576	9,846
Sales and marketing	2,584	-
Research and development	1,766	-
Change in fair value of anniversary payment and contingent consideration	1,442	-
Total operating expenses	26,935	9,846
Operating income	18,505	93,278
Interest and other income, net	212	113
Interest expense	(4,971)	(4,550)
Income before income taxes	13,746	88,841
Income tax expense	6,552	32,954
Net income	7,194	55,887
Less: Net income/(loss) attributable to noncontrolling interests	(47)	-
Net income attributable to PDL's shareholders	$ 7,241	$ 55,887
Net income per share - Basic	$ 0.04	$ 0.34
Net income per share - Diluted	$ 0.04	$ 0.34

PDL

Strong Balance Sheet

Our strong balance sheet give us flexibility to consider strategic opportunities that support our acquisition strategy and share repurchase program

($ in millions)	March 31, 2017
Cash, cash equivalents and investments	**$409**
Total Assets	**$1,237**
Debt:	
4.00% Convertible Debt- due February 2018 ($9.17 conversion p/s)	126
2.75% Convertible Debt – due December 2021 ($3.81 conversion p/s) [1]	150
Total Debt	**$276**

PDL refinanced a portion of convertible debt due February 2018 in Q4 2016, realizing a lower interest rate and extending the maturity date to December 2021.

1) PDL entered into a capped call transaction to offset potential dilution subject to a cap of $4.88.

PDL

PDL

Conclusion

Investment Highlights and 2017 Priorities

HIGHLIGHTS
Tekturna and Tekturna HCT are important products for treatment of hypertension with differentiated mechanism of action and potential upside in revenues if promoted appropriately.
Noden investment was immediately cash flow accretive to PDL.
We have a team with demonstrated ability to identify assets and conclude transactions on reasonable terms that will support efforts to add new products.
Eight active royalty and debt deals generating cash returns.
Strong balance sheet with a net book value of $4.63 per share and over $400 million cash on hand.

2017 PRIORITIES
Execute on the commercialization of Noden products.
Acquire additional specialty pharmaceutical products.
Integrate LENSAR operations and take advantage of tax efficiencies.
Continue diverse capital allocation, which includes acquiring products, companies, royalties, share and convertible debt repurchases.
Increase shareholder value.

PDL

PDL

Appendix:
Additional Details and Updates on Investments

On-Going

- **AcelRx**
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This is a royalty transaction for $65 million that was entered into on September 18, 2015. PDL acquired 75% of the royalty that Grünenthal pays to AcelRx for rights to commercialize Zalviso in European Union, Switzerland and Australia. As part of the transaction, PDL also receives 80% of the first four commercial milestones. PDL's right to receive the above payments runs until the earlier of: (i) PDL receives three times the cash paid to AcelRx or $195 million; or (ii) the expiration of the licensed patents. PDL believes that the licensed patents will expire in January 2032.
- Zalviso is a combination drug (sufentanil) and device product used the for the treatment of moderate-to-severe post-operative pain in the hospital setting. Sufentanil is a synthetic opioid drug that is more potent than its parent drug, fentanyl, and much more potent than morphine.

Update

- Launched in 9 countries, >4800 pts in treated in 153 hospitals (May 2017).
- First quarter of 2017 showed a significant increase in patients over the three previous quarters combined.

PDL

Concluded

- AcelRx
- **ARIAD**
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This was a royalty transaction for $100 million in exchange for a 2.5% royalty on worldwide sales on Iclusig through July 2015, increasing to 5% through the end of 2018 and to 6.5% thereafter. There is also a backup royalty on brigatinib. The duration of these royalties is until December 31, 2033 unless repurchased sooner. Further, there is a make whole provision requiring that PDL receive one times its funding by the fifth anniversary. When this agreement was entered into in July 28, 2015, it allowed Ariad to draw up to a total of $200 million but was subsequently amended.
- Ariad has a call to repurchase the royalty rights at any time and PDL has a put upon the occurrence of a change of control.
- Iclusig is approved for the treatment of chronic myeloid leukemia and Philadelphia chromosome–positive acute lymphoblastic leukemia. Approval of Brigatinib is being sought for the treatment of anaplastic lymphoma kinase positive (ALK+) non-small cell cancer (NSCLC).

Conclusion

- In March 2017, ARIAD concluded the transaction by paying to PDL $110.7 million as required by the PDL's put to ARIAD in connection with its acquisition by Takeda.

Return

- The estimated pre-tax return on this transaction is 17.5%.

Concluded

Background

- This was a debt transaction for $20 million entered into on April 18, 2013. Avinger used the proceeds to support the commercialization of its approved luminvascular catheter used to clear total blockages in vessels in the leg and to support development of its then unapproved luminvascular atherectomy device used to clear partial blockages in vessels in the leg. The interest rate on the monies advanced was 12%.
- In addition, PDL received a low, single digit royalty on Avinger's net revenues through April 2018.

Conclusion

- On September 22, 2015, Avinger prepaid the debt in whole, including prepayment fees, for $21.4 million. The effect of this prepayment was to reduce the low, single digit royalty on Avinger's net sales by 50% effective as October 2015 and subject to certain minimum payments.

Return

- The pre-tax return on this transaction, including forecasted cash flows from the on-going royalty through April 2018, is 19.3%.

Concluded

- AcelRx
- ARIAD
- Avinger
- **AxoGen**
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This transaction was a hybrid royalty/debt transaction for $20.8 million entered into in October 2012 and secured by the assets of AxoGen. PDL received a combination of interest payments and royalties on sales of AxoGen products.
- In August 2013, PDL purchased 1,166,666 shares of AxoGen common stock at $3.00 per share.
- AxoGen manufactures and commercializes products used to bridge gaps in severed nerves as well as to protect the reconnected nerves, which gaps can occur as a result of trauma or certain surgical procedures and can impair muscle control and feeling in the affected area of the body.

Conclusion

- In November 2014, AxoGen paid $30.3 million to PDL which constituted full repayment and PDL bought 643,382 shares of AxoGen common stock at $2.72 per share for a total of $1.7 million.

Return

- The pre-tax return in this transaction, including gains on the sale of AxoGen common stock at various points in time, is 24%.

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

- **Background**
  - This is a debt transaction for $20 million that was entered into on June 26, 2015 and was funded on October 5, 2015 upon the attainment by CareView of a specified milestone. This tranche has a five-year maturity and pays interest at 13.5% quarterly in arrears. There is the possibility of a second tranche of $20 million upon the attainment of a milestone relating to the placement of CareView systems by June 30 2017, which seems unlikely to be achieved.
  - As part of the transaction, PDL received a warrant to purchase approximately 4.4 million shares of common stock of CareView at exercise price of $0.45, which exercise price was reduced to $0.40 per share in a subsequent amendment to the agreement that also modified certain definitions.
  - The CareView system provides video and virtual bed rails to passively monitor hospital patients at risk of falling.

PDL

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- **Depomed**
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This is a royalty transaction for $240.5 million entered into on October 18, 2013, in which PDL acquired the rights to royalties and milestones on five products for type 2 diabetes.
- 50% of net sales of Glumetza (extended-release metformin) less GOGS until end of Depomed agreement estimated to be 2029; commercialized by Valeant.
- Very low single digit royalty on net sales of Janumet XR (DPP-IV inhibitor + extended-release metformin), which is approved and commercialized by Merck, until September 2018.
- Low to mid-single digit royalty on net sales of Jentadueto XR (DPP-IV inhibitor + extended-release metformin), which is approved and commercialized by Boehringer Ingelheim and Eli Lilly, until 2026.
- Low to mid-single digit royalty on net sales of Invokamet XR (SGLT2 inhibitor + extended-release metformin), which is approved and commercialized by Janssen, until 2023.
- Low to mid-single digit royalty on net sales of Synjardy XR (SGLT2 inhibitor + extended-release metformin), which is approved and commercialized by Boehringer Ingelheim and Eli Lilly, until 2026.
- Royalty on net sales by LG Life Sciences and Valeant for sales of extended-release metformin in Korea and Canada, respectively.
- PDL receives all royalties and milestone payments until it has received 2x or $481 million after which all payments are split between PDL and Depomed. The agreement terminates on the third anniversary following the latter of: (i) October 25, 2021; or (ii) no royalty payments are payable under any license agreement.

Update

- As of May 2017, we have received $244.2 million of the $240.5 million advanced which includes $22.7 million in Glumetza royalty payments in April and May as a result of lower GTN deductions and payments related to the authorized generic version launched in February 2017.
- FDA recently concluded that canagliflozin (Invokana, Invokamet, Invokamet XR) causes an increased risk of leg and foot amputations. FDA is requiring new warnings, including a Boxed Warning, to be added to the canagliflozin drug labels to describe this risk.

PDL

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- **Direct Flow**
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This is a debt transaction for a total of $58 million that was entered into on November 5, 2013. PDL provided tranches of $35 million, $15 million, $5 million, $1.5 million, $1.5 million and $1.0 million on November 2013, November 2014, January 2016, July 2016, September 2016 and November 2016, respectively.
- Direct Flow Medical has a transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication, and was developing a transcatheter mitral valve system.
- In January 2017, PDL ran a foreclosure process through which PDL assumed control of most of DFM's assets and wrote off approximately $51 million of the $61 million owned by DFM (principal + interest owed). This offset $18 million in taxes that would have otherwise been due.
- In 1Q17, PDL concluded that a ~$7.45 million in transactions with a Chinese pharmaceutical company for rights to DFM assets in China and recovered $0.5 million in accounts receivables for a total of $7.95 million.

Update

- PDL is the process of monetizing the remaining assets of DFM.

PDL

Concluded

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- **Durata**
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This was a debt transaction for $40 million entered into on October 31, 2013 with $25 million advanced at signing and a second tranche of $15 million advanced on May 27, 2014 upon US approval of Durata's antibiotic, dalbavancin. The interest rate on the first trance was 14.0% which dropped to 12.75% upon the approval of dalbavancin.

Conclusion

- On November 17, 2014, PDL was paid $42.7 million constituting full repayment of all sums owed including change in control and prepayment fees. The repayment was made in connection with the acquisition of Durata by Actavis plc.

Return

- The pre-tax return in this transaction is 20.5%.

PDL

On-Going

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

- **Background**
  - This is a debt transaction for $150 million that was entered into on April 1, 2014. These secured notes bear interest at 13% per annum. The principal balance is repaid to the extend that the royalties exceed the quarterly interest payment and is subject to a quarterly payment cap. Royalties are 20% of net sales of Auvi-Q and 10% of net sales of Evzio. The final maturity of the notes is June 2029, although kaléo has the right to redeem the notes at any time subject to a redemption premium.
  - Auvi-Q is a drug and device combination product in which the compact device uses an automatic needle retractor and voice instructions to assist in the proper delivery and administration of epinephrine to patients suffering severe allergic reactions, such as anaphylactic shock to peanuts. Evzio is similar except the drug delivered is naloxone which is used to counteract the effects of an opioid overdose, such as respiratory depression which can lead to death. Evzio is manufactured and commercialized by kaléo which has a dedicated sales force for this product.
  - kaléo relaunched the product in mid-February with its own dedicated sales force following the return of product rights from Sanofi which was licensed to make and sell Auvi-Q but voluntarily recalled it due to a manufacturing defect.
- **Update**
  - While early, Auvi-Q sales appear to be strong based on scripts data.

PDL

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- **Kybella**
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This is a royalty transaction for $9.5 million that was entered into on July 8, 2016. There is the potential for additional payments of up to $1 million depending on the attainment of certain product sales targets. PDL acquired the rights of an individual to receive certain royalties on sales of Kybella by Allergan. This agreement extends until February 5, 2025.
- Kybella was approved in the United States on April 29, 2015 for the treatment of adults with moderate-to-severe submental fat, which is fat below the chin.

Update

- PDL began to receive royalty payments in the third quarter of 2016.

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- **Lensar**
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This was a debt transaction with payment of an initial tranche of $40 million as of the time that the agreement was entered into on October 1, 2013. During the middle of 2015, PDL made two advancements to Lensar of $8.5 million and $1.3 million on May 12, 2015 and September 30, 2015, respectively. while Lensar explored its strategic alternatives.
- In 2015, certain of Lensar's assets were acquired by a subsidiary of Alphaeon, who also assumed $42 million worth of Lensar's outstanding debt and issued 1.2 million shares of Alphaeon's Class A stock to PDL.
- In December 2016, Lensar re-acquired these assets from Alphaeon and later filed for Chapter 11 bankruptcy.
- Lensar is a medical device company. Its product is a femtosecond laser for refractive cataract surgery which uses augmented reality to provide superior imaging of the patient's eye allowing efficient, precise and better placed corneal incisions. The Lensar Laser System is approved in most major countries. In addition to the hard assets of the Lensar Laser System, its installed base of systems and customers, its patents and know-how and its people, Lensar has approximately $135 million in net operating losses.

Update

- Lensar has emerged from bankruptcy as a wholly-owned subsidiary of PDL.

Concluded

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- **Merus Labs**
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This transaction was a debt facility for $55 million entered into in February 2014 and secured by the assets of Merus Labs.
- Merus Labs used the funds to support the commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.

Conclusion

- In September 2013, Merus Labs repaid PDL in full plus certain prepayment fees resulting in a pre-tax return of 15.1%.

Return

- The pre-tax return in this transaction is 15.1%.

PDL

Concluded

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- **Paradigm Spine**
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This was a debt transaction entered into on February 14, 2014 with $50 million advanced as of signing and an additional $4 million under a modification of the original loan agreement in October 2015. The interest rate on the debt facility was 13.0% per annum, payable quarterly in arrears.
- Paradigm Spine used the proceeds from the debt facility to support the commercialization of Coflex, its medical device used in the treatment of certain spinal conditions.

Conclusion

- On August 29, 2016, Paradigm Spine paid $57.4 million to PDL in full repayment of the debt, including prepayment fees.

Return

- The pre-tax return in this transaction is 15.5%.

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- **U. of Michigan**
- Viscogliosi Bros.
- Wellstat Diag.

Background

- This is a royalty transaction for $65.6 million that was entered into on November 6, 2014. PDL acquired 75% of the royalties due to the University of Michigan under its license agreement with Genzyme, a subsidiary of Sanofi. The term of this agreement runs until patent expiration, excluding any extension of the term of the patent. PDL estimates that the patent will expire in April 2022. Sanofi manufactures and commercializes Cerdelga, the sales of which generate the royalties due to the University of Michigan, 75% of which were acquired by PDL.
- Cerdelga is an oral therapy for adult patients with Gaucher disease type 1, a rare genetic disorder which results in insufficient production of an enzyme. Prior to Cerdelga's approval, most patients with Gaucher disease type 1 required weekly infusions of an enzyme to treat this condition.

Update

- Cerdelga is approved in most major countries, although pricing and reimbursement decisions have lagged behind approvals in certain countries in the European Union in particular.

On-Going

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

- **Background**
  - This is a royalty transaction for $15.5 million entered into on June 26, 2014. PDL acquired all of the royalties payable on sales of the spinal implant, Coflex, of Paradigm Spine accruing after April 1, 2014 until such time as PDL has received 2.3 times the cash advanced or $36.5 million, after which all of the royalty rights revert to the Viscogliosi Brothers.
  - In addition, the Viscogliosi Brothers have the right to repurchase the royalty for a specified amount up to and including June 26, 2018.

PDL

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- **Wellstat Diag.**

Background

- This is a hybrid royalty/debt transaction for $44 million initially entered into on November 2, 2012. PDL acquired from the Wohlstadters, the equity owners of Wellstat Diagnostics, the right to receive quarterly interest payments at the rate of 5% per annum (payable in cash or in kind) plus a low double digit royalty rate on Wellstat Diagnostics net revenues upon commercialization of its products. In January 2013, PDL was informed that Wellstat Diagnostics had breached the loan agreement by using funds contrary to the terms of said loan agreement and PDL sent a notice of default and accelerated all amounts due. Since that time, there have been a number of modifications to the original loan documents, the appointment of a receiver to protect the assets of Wellstat Diagnostics, the filing of court actions to protect PDL's interests and the advancement of certain sums by PDL during a process to sell Wellstat Diagnostics.
- Carrying value of the loan is $50.2 million and is based upon the available collateral from Wellstat and its guarantors.

Update

- While NY court ruled Judge ruled in favor of PDL to collect from related entities who are guarantors of the loan, Wellstat appealed the ruling and it was reversed on procedural grounds. Litigation has been returned to the lower court in NY to proceed on PDL's claims as a plenary action.
- PDL has commenced a non-judicial foreclosure process to collect on the sale of certain Virginia real estate assets and certain patents licensed to BTG for which BTG is paying royalties. Awaiting a court date on motion to enjoin these processes before same lower court judge who ruled in PDL's favor.